EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Units of Churchill Capital Corp X, dated as of August 14, 2025, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Fort Baker Capital Management LP
Signature:	/s/ Steven Patrick Pigott
Name/Title:	Steven Patrick Pigott, Chief Investment Officer
Date:	08/14/2025

Steven Patrick Pigott
Signature:	/s/ Steven Patrick Pigott
Name/Title:	Steven Patrick Pigott
Date:	08/14/2025

Fort Baker Capital, LLC
Signature:	/s/ Steven Patrick Pigott
Name/Title:	Steven Patrick Pigott, Chief Investment Officer
Date:	08/14/2025